UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 20, 2006

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The press release by Carrizo Oil & Gas, Inc. (the “Company” or “we”) dated March 20, 2006 concerning financial results for the quarter and year ended December 31, 2005, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We discuss EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended December 31, 2004 and 2005 and the years ended December 31, 2004 and 2005. We believe that EBITDA, as defined, may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital. EBITDA, as defined, is a financial measure commonly used in the oil and natural gas industry and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company’s profitability or liquidity. Because EBITDA, as defined, excludes some, but not all, items that affect net income, the EBITDA presented in the press release may not be comparable to similarly titled measures of other companies. [We discuss EBITDA excluding general and administrative expenses related to an integrated software migration project on a total and a per share basis for the quarter and year ended December 31, 2005.] We discuss net income excluding the non-cash after-tax items stock option compensation benefit, equity in the income of Pinnacle Gas Resources, Inc. (“Pinnacle”) [and after-tax impact of general and administrative expenses related to an integrated software migration project] on a total and a per share basis for the quarter ended December 31, 2005. We also discuss net income excluding the non-cash after-tax items stock option compensation expense, loss on early extinguishment of long-term debt, equity in the loss of Pinnacle [and after-tax impact of general and administrative expenses related to an integrated software migration project] on a total and a per share basis for the year ended December 31, 2005. We believe that this information will help investors compare results between periods and identify operating trends that would otherwise be masked by the non-cash after-tax items and the software migration project. The most comparable GAAP financial measure, net income, and information reconciling the GAAP and non-GAAP measures were also included in the press release.

None of the information furnished in Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 20, 2006 Announcing Financial Results for the Fourth Quarter and Full Year 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

Date:  March 20, 2006

EXHIBIT INDEX

The following exhibit is furnished pursuant to Item 2.02:

99.1	Press Release dated March 20, 2006 Announcing Financial Results for the Fourth Quarter and Full Year 2005.